Exhibit 10.28

July 23, 2018

Medallion Bank

1100 East 6600 South, Suite 510

Salt Lake City, UT 84121

Attention: Justin Haley

Re:	8th Amendment Lease Commencement

Dear Justin,

Please be advised that the initial rent commencement date indicated in the 8th Amendment, which was August 1, 2018, will now be September 1, 2018 due to uncontrollable delays with the termination of the existing tenants 3rd floor expansion space, suite 310 & 320 (3,303 square feet). The rent schedule listed in the amendment will be revised with the correct start date and continue as indicated below.

Periods	Base Rent	Annual Cost Per Rentable Square Foot
September 1, 2018 through November 30, 2018, inclusive	$25,350.00 per month	$24.00

December 1, 2018 through November 30, 2019, inclusive	$26,110.50 per month	$24.72

December 1, 2019 through November 30, 2020, inclusive	$26,892.13 per month	$25.46

December 1, 2020 through November 30, 2021, inclusive	$27,705.44 per month	$26.23

December 1, 2021 through November 30, 2022, inclusive	$28,529.31 per month	$27.01

December 1, 2022 through November 30, 2023, inclusive	$29,384.88 per month	$27.82

Please keep a copy of this letter for you records and if you have any questions please do not hesitate to let us know.

Very truly yours,

Mountain High Real Estate Advisors, Inc.

Ian L. Galanis,

Vice President